EXHIBIT 10.7


                        INTERCOMPANY BORROWING AGREEMENT
                                     between
                        TRANSAMERICA FINANCE CORPORATION
                                       and
                             AEGON FUNDING CORP. II



For value received, Transamerica Finance Corporation (Borrower), of San Francisco, CA, promises to pay AEGON Funding Corp. II (Lender) such amount as may be outstanding under this Intercompany Borrowing Agreement (the "Agreement"), together with interest on the unpaid principal from the date such advance is made until the end of the agreed-upon period, at a rate of interest reflected on the Pricing Supplement prepared in conjunction with each separate term borrowing. In no event shall the interest be charged with respect to any amounts due under this Agreement be less than the actual cost of funds for the Lender. The maximum amount outstanding under this Agreement shall not exceed $5.0 billion at any one time.

The interest shall be paid in arrears with principal and interest due as determined under each term borrowing as reflected in the attendant Pricing Supplement.

The principal and interest and all other sums payable to the Lender under this Agreement shall become immediately due and payable, at the Lender's option, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, if the Borrower shall cease to be a wholly owned subsidiary of AEGON N.V.

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                            APPLICATION OF PROCEEDS

         Except as otherwise described in the applicable Pricing Supplement, the net proceeds from the Debt Securities to be issued hereunder by Borrower to Lender, consisting of senior debentures, notes, bonds, and/or other evidences of indebtedness ("Senior Securities") and/or subordinated debentures, notes, bonds and/or other evidences of indebtedness ('Subordinated Securities"), (the Senior Securities and the Subordinated Securities being herein collectively referred to as "Debt Securities") will be used- (1) to reduce short-term debt incurred to provide funds for use in the ordinary course of Borrower's financing business,
(2) to pay maturing long-term debt and (3) to provide funds needed in the ordinary course of Borrower's financing business.

                         DESCRIPTION OF DEBT SECURITIES

         The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Pricing Supplement may relate. The Pricing Supplement relating to any Debt Securities will describe the particular terms of such Debt Securities and the extent, if any, to which such general provisions may apply to the Debt Securities.

GENERAL

         Debt Securities are stated in United States dollars ("$", "dollars", "U.S. dollars" or "U.S. $") or the equivalent thereof in one or more foreign currencies or composite currencies. Debt Securities in an unliniitcd amount may be issued hereunder from time to time in one or more series, provided that the maximum principal amount of Debt Securities outstanding at any time does not exceed $5.0 billion. The Senior Securities will rank pari passu with Borrower's other Senior Indebtedness (as defined below). The Subordinated Securities will rank pari passu with Borrower's other Subordinated Indebtedness and, together with such Subordinated Indebtedness, will be

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subordinated in right of payment to the prior payment in full of Borrower's
Senior Indebtedness as described under "Subordination--Subordinated Securities."

         The applicable Pricing Supplement will describe the following specific terms relating to the series of Debt Securities. These terms will include some or all of the following:

         *  the title of the Debt Securities;

         *  any limit on the aggregate principal amount of the Debt
            Securities;

         * whether the Debt Securities are Senior Securities or Subordinated Securities;

         * the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued;

         *  the date or dates on which the Debt Securities will mature;

         * the rate or rates at which the Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

         * the Interest Payment Dates on which any such interest on the Debt Securities will be payable, the Regular Record Date for any interest payable on any Debt Securities;

         *  any mandatory or optional sinking fund or analogous provisions;

         * the date, if any, after which, and the price or prices at which, the Debt Securities may be redeemed, in whole or in part, at Borrower's option or the option of the Lender, or pursuant to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

         * the currency of payment of principal of and any premium and interest on the Debt Securities;

         * any index used to determine the amount of payments of principal of and any premium and interest on the Debt Securities;

         * the portion of the principal amount of the Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

         * any other terms of the Debt Securities not inconsistent with the provisions herein.

Any such Pricing Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities.

SUBORDINATION

    GENERAL

         As used herein "Senior Indebtedness" means all Borrower's Debt, except Subordinated Indebtedness and Junior Subordinated Indebtedness; Borrower's "Debt" means all indebtedness representing money borrowed, which indebtedness is incurred or guaranteed by Borrower; "Subordinated Indebtedness" means all Borrower's Debt, other than Junior Subordinated Indebtedness, which is subordinate and junior in right with respect to Borrower's general assets to Senior Indebtedness; "Junior Subordinated Indebtedness" means all Borrower's Debt which is subordinate and junior in right with respect to Borrower's general assets to all Borrower's other Debt (including without limitation Senior Indebtedness and Subordinated Indebtedness).


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    SUBORDINATED SECURITIES

         The payment of principal, premium, if any, and interest in respect of the Subordinated Securities is expressly subordinated in right of payment to all Senior Indebtedness which may at any time and from time to time be outstanding. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, whether or not pursuant to bankruptcy laws, sale of all or substantially all of Borrower's assets, dissolution, liquidation or any other marshaling of the assets and liabilities, no amount shall be paid by Borrower in respect of the principal, premium, if any, or interest on the Subordinated Securities or any related coupon unless and until all Senior Indebtedness shall have been paid in full together with all interest thereon and all other amounts payable in respect thereof.

         If an Event of Default with respect to the Subordinated Securities, other than those specified in the preceding paragraph, shall happen and be continuing, no amount shall be paid by Borrower in respect of the principal, premium, if any, or interest on the Subordinated Securities or any related coupon, except at Stated Maturity (subject to the preceding paragraph) and except for current interest payments as provided in the Subordinated Securities or any related coupon, unless and until all Senior Indebtedness shall have been paid in fall together with all interest thereon and all other amounts payable in respect thereof. Further, in the event of any default in the payment of any Senior Indebtedness and during the continuance of any such default no amount shall be paid by Borrower in respect of the principal, premium, if any, or interest on the Subordinated Securities or any related coupon, except at Stated Maturity (subject to the preceding paragraph), and except for current interest payments as provided in the Subordinated Securities or any related coupon.

CERTAIN COVENANTS OF THE COMPANY WITH RESPECT TO SENIOR SECURITIES

         The Borrower shall, and shall cause each subsidiary of Borrower to, comply with all of the covenants specified in that certain Indenture dated April 1, 1991, between the Borrower and Harris Trust and Savings Bank, as amended or supplemented from time to time.

    LIMITATIONS ON MERGERS

         If Borrower merges or consolidates with or into any other corporation or conveys or transfers to any person all or substantially all of Borrower's property or assets in such a manner that would subject any of Borrower's property or assets owned immediately prior to such consolidation, merger, conveyance or transfer to any mortgage, pledge, lien, charge or other security interest, Borrower will, prior to such consolidation, merger, conveyance or transfer, secure the Senior Securities, equally and ratably with any of Borrower's other Debt then entitled to be so secured, by a direct lien on all such property or assets equal to and ratable with all liens other than any lien previously existing.

ABSENCE OF OTHER RESTRICTIVE COVENANTS AND EVENT RISK PROVISIONS

         The Debt Securities do not contain any provision which will restrict Borrower in any way from paying dividends or making other distributions on Borrower's capital stock or purchasing or redeeming any of Borrower's capital stock, or from incurring, assuming or becoming liable upon Senior Indebtedness or Subordinated Indebtedness or any other type of debt or other obligations. The Debt Securities do not contain any financial ratios or specified levels of net worth or liquidity to which Borrower must adhere. Borrower is not restricted from creating liens on Borrower's property for any purpose.

DEFAULTS AND CERTAIN RIGHTS ON DEFAULT

         The following events are defined as an Event of Default with respect to the Debt Securities:

         *  default for 30 days in any payment of interest on the Debt
            Securities;

         * default with respect to Debt Securities of such series in any payment of principal or premium, if any, when due;


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         *  default in the payment of any sinking fund installment with respect to the Debt Securities of such series when due;

         * default in performance of any other covenant described herein for 60 days after written notice to Borrower by Lender;

         * failure by Borrower or any Subsidiary to pay any Debt in an amount exceeding $25,000,000 at maturity;

         * acceleration of any of Borrower's Debt or any Subsidiary's Debt in an amount exceeding $25,000,000 under the terms of the instrument under which such Debt is or may be outstanding, if such acceleration is not annulled within 30 days after notice to Borrower by Lender 15% in principal amount of the Debt Securities of such series then Outstanding-, certain events of bankruptcy, insolvency, receivership or reorganization.

         If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, the Lender may declare the principal amount (or, if the Outstanding Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Outstanding Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Lender, and subject to applicable law, the Lender may rescind and annul such acceleration.

MODIFICATION AND WAIVER

         Modifications and amendments of each Debt Security may be made in writing by Borrower and Lender.

PLACE OF PAYMENT

Principal and interest on the outstanding term debt borrowings under this Agreement, as identified in the Pricing Supplements, shall be payable, for the benefit of the Lender, to the credit of the Lender, at any such place that the Lender may designate.

PROVISION AS TO GOVERNING LAW

This Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of The Netherlands.

BOOKS OF ACCOUNTS; EVIDENCE OF DEBT

All amounts borrowed under this Agreement shall be reflected in separate Pricing Supplements for each amount advanced. Notwithstanding the foregoing, the Borrower acknowledges that the account records maintained by the Lender in respect of advances (including the type and term of advance) and payments made and interest, fees and other amounts due hereunder shall constitute, in the. absence of manifest error, conclusive evidence of the Borrower's indebtedness and liability from time to time and at any time hereunder and under the Pricing Supplements; provide that the failure of Lender to record any such amount on such applicable borrowing or in such applicable account shall not affect the obligation of the Borrower to pay amounts due hereunder in accordance with this Agreement.

INCREASED RATE OF INTEREST ON PAST DUE AMOUNTS

At Lender's option, interest on principal not paid when due shall bear interest thereafter at a rate equal to the rate payable on the then delinquent principal plus two percent (2%), but in no event shall the rate exceed the maximum legal rate.


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EXERCISE OF RIGHT

No failure or delay by the Lender to insist upon the strict performance of this Agreement, or to exercise any right power or remedy thereunder, shall constitute a waiver of any such right, power or remedy, or preclude the Lender from exercising any such right power or remedy at any later time or times.

VALIDITY OF PROVISIONS

In case one or more provisions contained in this Agreement shall be deemed to be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

DEFINITIONS For all purposes of this Intercompany Borrowing Agreement and the related Pricing Supplements unless the content otherwise requires:

         1) The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as singular, and

         2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation.

         "Borrowing" means each issuance of Debt Securities hereunder.

         "Business Day" when used with respect to any Place of Payment or any other particular location referred to in this Agreement or in any Pricing Supplement, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

         "Calculation Period" means each period from, and including, one Interest Payment Date to, but excluding, the next following applicable Interest Payment Date during the term of the Borrowing, except that,
         (a) the initial Calculation Period will commence on, and include, the Effective Interest Payment Date, and (b) the final Calculation Period will end on, but exclude, the Maturity Date.

         Calculation of a fixed amount: The Fixed Amount for each applicable Interest Payment Date in respect of any Calculation Period will be (a) if any amount is specified for the Borrowing as the Fixed Amount payable in respect of that Calculation Period, such amount; or (b) an amount calculated on a formula basis in respect of that calculation Period as follows:

            Fixed Amount = Notional Amount x Fixed coupon x Portion of the year covered by Calculation Period.

            Calculation of a floating amount: The Floating Amount for each applicable Interest Payment Date in respect of any Calculation Period will be as follows:

            Floating Amount = Notional Amount x (Floating Rate + Spread) x Portion of the year covered by Calculation Period.

      "Coupon" means any interest coupon appertaining to a Borrowing.


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      "Defaulted Interest" means any interest on any Borrowing of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date.

      "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

      "Effective Date" means the day from which funds are available to the Borrower, as designated in the related Pricing Supplement.

      "Following Banking Day" means the first following day that is a Business Day in the Place(s) of Payment.

      "Interest Payment Date", when used with respect to any Borrowing, means the Stated Maturity of an installment of interest on such Borrowing.

      "Interest Reset Date" when used with respect to any Borrowing, means each day specified as such (or determined pursuant to a method specified for such purpose) in the Pricing Supplement, except that an adjustment will be made if an Interest Reset Date would fall on a day that is not a New York Business Day (or, if the Floating Amount is being calculated by reference to LIBOR, any reset date would fall on a day that is not a New York Business Day and a London Business Day), so that the Interest Reset Date will be the first preceding day that is a New York Business Day, (and, if the Floating Amount is being calculated by reference to LIBOR, a London Business Day).

      "LIBOR" means that the rate in respect of an Interest Reset Date will be determined on the basis of the offered rate for deposits in U.S. Dollars for a period of the Designated Maturity commencing on the Reset Date which appears on Reuters screen LIBO page as of 11:00 am, London time, on the day that is two London Business Days preceding that Interest Reset Date. If at least two such offered rates appear on the Reuters LIBO page, the rate in respect of that Interest Reset Date will be the arithmetic mean of such offered rates.

      "Maturity Date", when used with respect to any Borrowing, means the date on which the principal of any such Borrowing or an installation of principal becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption, exercise of option for repayment or otherwise.

      "Modified Following Banking Day" means the first following day that is a Business Day in the Place(s) of Payment and that falls within the same calendar month. If the first following Business Day in the Place(s) of Payment is not in the same calendar month, the last Business Day in that calendar month will be used.

      "Outstanding", when used with respect to Borrowings, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Agreement.

      "Place of Payment", when used with respect to the Debt Securities issued under any Pricing Supplement, means the place or places where the principal of and any premium and interest on the Debt Securities of that Pricing Supplement are payable.

      "Redemption Date", when used with respect to any Debt Securities to be redeemed, means the price at which it is to be redeemed.

      "Regular Record Date" for the interest payable on any Interest Repayment Date on any Debt Securities means the date specified for that purpose.

      "Repayment Date", when used with respect to any Debt Securities to be repaid upon exercise of option for repayment by the Lender, means the date fixed for such repayment.


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      "Repayment Price", when used with respect to any Debt Securities to be repaid upon exercise of option for repayment by the Lender, means the price at which it is to be repaid.

      "Spread" means a margin added to or subtracted from the Floating Rate Index to determine the interest rate for a specific Calculation Period.

      "Stated Maturity", when used with respect to any Debt Securities or any installment of principal thereof or interest thereon, means the date specified in the related Pricing Supplement or a coupon representing such installment of interest as the fixed date on which the principal of such Debt Securities or such installment of principal or interest is due and payable.

TERMS OUTSIDE DOCUMENT

This Agreement shall contain such other terms and conditions as shall be agreed upon by the parties to such Agreement and evidenced by any document including electronic input document relating to such Agreement.

IN WITNESS THEREOF, Borrower has caused this Agreement to be executed by its duly authorized officers.


                                        TRANSAMERICA FINANCE CORPORATION


                                        By /s/ Shlomo Crandus
                                           -------------------------------------



NOW THEREFORE, Lender hereby accepts this Agreement By its acceptance hereunder, Lender agrees subject to annual approval under the AEGON N.V. Funding Plans to lend up to $5.0 billion U.S. Dollars, in the aggregate outstanding at any one time, upon three business days notice, written and verbal, under the terms set forth above and as further defined in the individual Pricing Supplements.


                                        AEGON Funding Corp. II



                                        By /s/ C. Michiel Van Katwijk
                                           -------------------------------------
                                           C. Michiel Van Katwijk
                                           Treasurer


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